EXHIBIT 99.1

News Release

Contact:	Tom Lampen, ChoiceOne Bank (616) 887-2337 tlampen@choiceone.com

ChoiceOne Financial Reports Second Quarter 2019 Results During Pending Merger

Sparta, Michigan – July 24, 2019 – ChoiceOne Financial Services, Inc. (OTC:COFS), the parent company for ChoiceOne Bank, reported financial results for the second quarter ended June 30, 2019.

Financial Highlights

▪	Net income of $1,486,000 compared to $1,833,000 in the same period in 2018.
▪	Diluted earnings per share of $0.41 compared to $0.50 per share in the second quarter of the prior year.
▪	Excluding $350,000 in tax-effected merger expenses, net income amounted to $1,836,000 or $0.50 per diluted share.
▪	Received regulatory approval from the Federal Reserve Bank of Chicago to complete pending strategic merger of ChoiceOne and County Bank Corp.
▪	Stock price increased 18% from the announcement date of the pending merger.
▪	Total loan interest income grew 11% in the first half of 2019 compared to 2018.
▪	Total deposits grew 6% in the last twelve months.

ChoiceOne Financial Services reported net income of $1,486,000 for the second quarter of 2019 compared to $1,833,000 in the same period in 2018. Diluted earnings per share were $0.41 in the second quarter of 2019 compared to $0.50 per share in the second quarter of the prior year. Excluding $350,000 in tax-effected merger expenses, net income for the second quarter of 2019 amounted to $1,836,000 or $0.50 per diluted share. Net income for the first six months of 2019 was $3,123,000 or $0.86 per diluted share, compared to $3,491,000 or $0.96 per diluted share in the first half of 2018. Net income for the first half of 2019, when adjusted to exclude tax-effected merger expenses, was $3,696,000 or $1.02 per diluted share.

“I am pleased to report strong net income for the second quarter of 2019 while at the same time pursuing our pending strategic merger of ChoiceOne and County Bank Corp, parent company of Lakestone Bank and Trust,” said Kelly Potes, President and Chief Executive Officer of ChoiceOne Financial Services, Inc. We have received regulatory approval from the Federal Reserve Bank of Chicago to complete our merger. We are waiting to obtain shareholder approval from both financial institutions expected later this year.”

Total assets grew to $658.5 million as of June 30, 2019, compared to $630.8 million as of June 30, 2018. Net loans have remained steady from June 30, 2018 to June 30, 2019, but with higher interest rates on new loans, ChoiceOne saw total loan interest income growth of 11% in the first half of 2019 compared to the same period in 2018. Total deposits grew $33.9 million or 6% from June 30, 2018 to June 30, 2019. ChoiceOne experienced net recoveries during the first half of 2019.

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Total noninterest income increased $416,000 in the first half of 2019 compared to the same period in the prior year. The positive change in the market value of equity securities was $267,000 in the first six months of 2019, compared to $49,000 in the same period in 2018. Gains on sales of loans have picked up in the second quarter of 2019 as long-term interest rates fell. Income from gains on sales of loans was up $186,000 in the first half of 2019 compared to the first half of 2018.

Total noninterest expense increased $1.0 million in the first half of 2019 compared to the same period in 2018. Much of the increase was caused by expenses related to the pending strategic merger between ChoiceOne Financial Services and County Bank Corp. The combination will create an approximately $1.3 billion-asset bank holding company with 28 offices in West and Southeastern Michigan making it the 12th largest bank holding company in Michigan based on asset size. The transaction is expected to close in the second half of 2019, subject to satisfaction of customary closing conditions, including receipt of approval by the shareholders of each company. ChoiceOne Bank and Lakestone Bank & Trust are expected to consolidate in the second quarter of 2020.

“This is an exciting year for us as we merge two community banks located on opposite sides of the state,” said Potes. “Because of our separate, but similar markets, this combination will present many efficiencies and new growth opportunities in our expanded network across Michigan. We believe the market has responded favorably to the pending transaction with our stock price increasing 18% from the date of the announcement through June 30, 2019.

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank, Member FDIC. ChoiceOne Bank operates 14 full-service offices in parts of Kent, Muskegon, Newaygo, and Ottawa Counties in Michigan. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the OTC under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website at www.choiceone.com.

Non-GAAP Financial Measures

This press release contains references to net income excluding tax-effected merger expenses, which is a financial measure that is not defined in U.S. generally accepted accounting principles ("GAAP"). Management believes this non-GAAP financial measure provides additional information that is useful to investors in helping to understand the underlying financial performance of ChoiceOne.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. ChoiceOne’s method of calculating these non-GAAP financial measures may differ from methods used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this news release. See Non-GAAP Reconciliation.

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Forward-Looking Statements

This press release contains forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future” and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of ChoiceOne and County with respect to their planned merger, the strategic benefits and financial benefits of the merger, including the expected impact of the transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, cost savings, the tangible book value earn-back period and other operating and return metrics), and the timing of the closing of the transaction. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, neither ChoiceOne nor County undertake any obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Such risks, uncertainties and assumptions, include, among others, the following:

•	the failure of either ChoiceOne or County to obtain shareholder approval, or to satisfy any of the other closing conditions to the transaction on a timely basis or at all;
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;
•	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where ChoiceOne and County do business, or as a result of other unexpected factors or events;
•	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
•	diversion of management’s attention from ongoing business operations and opportunities;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; and
•	the outcome of any legal proceedings that may be instituted against ChoiceOne or County;

Additional risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne Financial Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

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Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction between ChoiceOne and County. In connection with the proposed merger, ChoiceOne has filed with the SEC a Registration Statement on Form S-4 that includes a Joint Proxy Statement of ChoiceOne and County and a Prospectus of ChoiceOne, as well as other relevant documents regarding the proposed transaction. A definitive Joint Proxy Statement/Prospectus will be sent to ChoiceOne and County shareholders at the appropriate time. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about ChoiceOne and County, may be obtained at the SEC’s Internet site http://www.sec.gov. You may also obtain these documents, free of charge, from ChoiceOne by accessing ChoiceOne’s website at http://www.choiceone.com (which website is not incorporated herein by reference) or from County by accessing County’s website at http://www.lakestonebank.com (which website is not incorporated herein by reference). Copies of the Joint Proxy Statement/Prospectus may also be obtained, free of charge, by directing a request to ChoiceOne, 109 East Division Street, Post Office Box 186, Sparta, 49345, Attention: Mr. Thomas L. Lampen, or by calling 616-887-7366, or to County, 83 West Nepessing Street, Post Office Box 250, Lapeer, Michigan 48446, Attention Mr. Joseph H. Black, or by calling 810-664-2977.

Participants in Solicitation

ChoiceOne and County and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ChoiceOne and County shareholders in respect of the transaction described in the Joint Proxy Statement/Prospectus. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

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EDITORS NOTE: Media interviews with ChoiceOne Bank executives are available by calling Tom Lampen at (616)887-2337 or tlampen@choiceone.com. Electronic versions of bank official headshots are also available.

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Condensed Balance Sheets
(Unaudited)

(In thousands)	6/30/2019	3/31/2019	12/31/2018	6/30/2018
Cash and Cash Equivalents	$ 13,687	$ 16,296	$ 19,690	$ 11,877
Securities	169,365	174,855	173,016	168,592
Loans Held For Sale	2,193	1,524	831	617
Loans to Other Financial Institutions	28,950	28,119	20,644	9,006
Loans, Net of Allowance For Loan Losses	392,427	397,314	404,400	391,239
Premises and Equipment	15,780	16,125	15,879	13,571
Cash Surrender Value of Life Insurance Policies	15,090	14,995	14,899	14,706
Goodwill and Other Intangible Assets	13,728	13,728	13,728	13,728
Other Assets	7,277	7,464	7,457	7,501

Total Assets	$ 658,497	$ 670,420	$ 670,544	$ 630,837

Noninterest-bearing Deposits	$ 149,320	$ 155,047	$ 153,542	$ 147,040
Interest-bearing Deposits	412,456	409,404	423,473	380,881
Borrowings	7,216	20,225	10,033	24,251
Other Liabilities	3,842	3,042	3,019	2,397

Total Liabilities	572,834	587,718	590,067	554,569

Shareholders' Equity	85,663	82,702	80,477	76,268

Total Liabilities and Shareholders’ Equity	$ 658,497	$ 670,420	$ 670,544	$ 630,837

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Condensed Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
(In Thousands, Except Per Share Data)	6/30/2019	6/30/2018	6/30/2019	6/30/2018
Interest Income
Loans, including fees	$ 5,390	$ 4,971	$ 10,670	$ 9,624
Securities and other	1,164	1,144	2,361	2,190
Total Interest Income	6,554	6,115	13,031	11,814

Interest Expense
Deposits	924	463	1,775	809
Borrowings	129	82	259	128
Total Interest Expense	1,053	545	2,034	937

Net Interest Income	5,501	5,570	10,997	10,877
Provision for Loan Losses	-	-	-	35

Net Interest Income After Provision for Loan Losses	5,501	5,570	10,997	10,842

Noninterest Income
Customer service charges	1,148	1,120	2,181	2,175
Insurance and investment commissions	74	72	137	134
Gains on sales of loans	489	288	735	549
Gains on sales of securities	2	16	3	25
Earnings on life insurance policies	95	98	191	192
Change in market value of equity securities	80	26	267	49
Other income	139	101	271	245
Total Noninterest Income	2,027	1,721	3,785	3,369

Noninterest Expense
Salaries and benefits	2,870	2,779	5,647	5,528
Occupancy and equipment	741	664	1,512	1,344
Data processing	582	555	1,138	1,089
Professional fees	678	311	1,195	528
Other expenses	891	805	1,604	1,589
Total Noninterest Expense	5,762	5,114	11,096	10,078

Income Before Income Tax	1,766	2,177	3,686	4,133
Income Tax Expense	280	344	563	642

Net Income	$ 1,486	$ 1,833	$ 3,123	$ 3,491

Basic Earnings Per Share	$ 0.41	$ 0.51	$ 0.86	$ 0.97
Diluted Earnings Per Share	$ 0.41	$ 0.50	$ 0.86	$ 0.96

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Non-GAAP Reconciliation
(Unaudited)

In addition to analyzing the Company's results on a reported basis, management reviews the Company's results and the results on an adjusted basis. The non-GAAP measures presented in the table below reflect the adjustments of the reported U.S. GAAP results for significant items that management does not believe are reflective of the Company's current and ongoing operations.

	Three Months Ended		Six Months Ended
(In Thousands, Except Per Share Data)	6/30/2019	6/30/2018	6/30/2019	6/30/2018

Income before income tax	$ 1,766	$ 2,177	$ 3,686	$ 4,133
Adjustment for County Bank Corp merger costs	350	-	588	-
Adjusted income before income tax	$ 2,116	$ 2,177	$ 4,274	$ 4,133

Income tax expense	$ 280	$ 344	$ 563	$ 642
Tax impact on adjustment for County Bank Corp merger costs	-	-	15	-
Adjusted income tax expense	$ 280	$ 344	$ 578	$ 642

Net income	$ 1,486	$ 1,833	$ 3,123	$ 3,491
Adjusted net income	$ 1,836	$ 1,833	$ 3,696	$ 3,491

Adjusted basic earnings per share	$ 0.51	$ 0.51	$ 1.02	$ 0.97
Adjusted diluted earnings per share	$ 0.50	$ 0.50	$ 1.02	$ 0.96

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